Exhibit 3.1

ARTICLES OF INCORPORATION

OF

ORION OFFICE REIT INC.

ARTICLE I

INCORPORATOR

The undersigned, Douglas M. Fox, whose address is ℅ Ballard Spahr LLP, 300 East Lombard Street, Suite 1800, Baltimore Maryland 21202, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation (this “Corporation”) is:

Orion Office REIT Inc.

ARTICLE III

PURPOSE

The purposes for which this Corporation is formed are to engage in any lawful business or other activity for which a corporation may be organized under the general laws of the State of Maryland now or hereafter in force.

The foregoing purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation (the “Charter”), and are intended to be and shall be construed as powers as well as purposes and objects of the Corporation, and not in limitation of the general powers of corporations under the general laws of the State of Maryland.

ARTICLE IV

PRINCIPAL OFFICE IN MARYLAND

The address of the principal office of this Corporation in Maryland is c/o CSC-Lawyers Incorporating Services Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

ARTICLE V

RESIDENT AGENT

The name of the resident agent of this Corporation in Maryland is CSC-Lawyers Incorporating Services Company. The resident agent is a Maryland corporation.

ARTICLE VI

STOCK

This Corporation is authorized to issue one class of stock to be designated “Common Stock.” The total number of shares that this Corporation is authorized to issue is One Hundred Thousand (100,000) shares of Common Stock, each having a par value of one cent ($0.01). The aggregate par value of all authorized shares of stock of the Corporation having par value is $1,000. The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

ARTICLE VII

BOARD OF DIRECTORS

The business and affairs of this Corporation shall be managed by and under the direction of the Board of Directors of this Corporation (the “Board of Directors”). The number of directors of this Corporation initially shall be three (3). Thereafter, the number of directors may be increased or decreased pursuant to the bylaws of the Corporation (the “Bylaws”); provided, however, that the total number of directors shall not be less than the minimum number required by the general laws of the State of Maryland. A director need not be a stockholder of this Corporation.

The name of the directors who will serve until the first annual meeting of stockholders and until their successors are elected and qualified are;

Sumit Roy

Christie Kelly

Michelle Bushore

ARTICLE VIII

RIGHTS AND POWERS OF CORPORATION, THE

BOARD OF DIRECTORS AND OFFICERS

In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, and without limiting any other procedures available by law or otherwise to the Corporation, the powers of the Corporation and of the directors and stockholders shall include the following:

(a)            The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws of the Corporation.

(b)            The Board of Directors shall, consistent with applicable law, have the power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws of the Corporation, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

(c)            Any director or officer of the Corporation individually, or any firm of which any director or officer may be a member, or any corporation or association of which any director or officer may be a director or officer or in which any director or officer may be interested as the holder of any amount of its stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided, however, that

(i)            such fact shall have been disclosed or shall have been known to the Board of Directors or the committee thereof that approved such contract or transaction and such contract or transaction shall have been approved or satisfied by the affirmative vote of a majority of the disinterested directors, or (ii) such fact shall have been disclosed or shall have been known to the stockholders entitled to vote, and such contract or transaction shall have been approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity, or (iii) the contract or transaction is fair and reasonable to the Corporation. Any director of the Corporation who is also a director or officer of or interested in such other corporation or association, or who, or the firm of which he or she is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he or she were not such director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.

(d)           The enumeration and definition of particular powers of the Board of Directors included in the foregoing provisions of this Article VIII shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of this Charter, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the general laws of the State of Maryland now or hereafter in force.

ARTICLE IX

INDEMNIFICATION

This Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of this Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of this Corporation or, while a director or officer, is or was serving at the request of this Corporation as a director, officer, agent, trustee, partner or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding and without requiring a preliminary determination as to the ultimate entitlement to indemnification. Any repeal or modification of this Article IX shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

This Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

The indemnification provided herein shall not be deemed to limit the right of this Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from this Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

ARTICLE X

LIMITATION ON LIABILITY

To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, no director or officer of this Corporation shall be personally liable to this Corporation or its stockholders, or any of them, for money damages. Neither the amendment or the repeal of this Article X, nor the adoption of any other provision in these Articles inconsistent with this Article X, shall eliminate or reduce the protection afforded by this Article X to a director or officer of this Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article X would have accrued or arisen, prior to such amendment, repeal or adoption.

ARTICLE XI

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation.

ARTICLE XII

PREEMPTIVE RIGHTS; RIGHTS OF OBJECTING STOCKHOLDERS

No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance. No holder of shares of stock of any class or any other securities of the Corporation, whether now or hereafter authorized, shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the Maryland General Corporation Law.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation and acknowledges the same to be his act on this 1st day of July, 2021.

/s/ Douglas M. Fox
Douglas M. Fox, Sole Incorporator